   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996
                                           REGISTRATION STATEMENT NO. 333-
          POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-50025

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            MCDONALD'S CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                                     36-2361282
               DELAWARE                    (I.R.S. EMPLOYER IDENTIFICATION
                                                       NUMBER)
    (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)
         ONE MCDONALD'S PLAZA OAK BROOK, ILLINOIS 60521 (630) 575-3000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                GLORIA SANTONA
                                VICE PRESIDENT,
                           ASSOCIATE GENERAL COUNSEL
                                 AND SECRETARY
                            MCDONALD'S CORPORATION
                             ONE MCDONALD'S PLAZA
                           OAK BROOK, ILLINOIS 60521
                                (630) 575-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
 GEORGE C. MCKANN GARDNER, CARTON & DOUGLAS 321 NORTH CLARK STREETQUAKER TOWER
                    CHICAGO, ILLINOIS 60610 (312) 245-8417
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                             PROPOSED
                                              PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT          MAXIMUM       AGGREGATE
    SECURITIES TO BE           TO BE       OFFERING PRICE    OFFERING       AMOUNT OF
       REGISTERED           REGISTERED     PER UNIT(1)(2)  PRICE(1)(2)   REGISTRATION FEE
-----------------------------------------------------------------------------------------
Debt Securities........  $1,000,000,000(3)      100%      $1,000,000,000     $344,830

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) Exclusive of accrued interest, if any.
(3) Or, if any Debt Securities are issued at a discount, such greater amount as shall result in an aggregate offering price to the public which shall not exceed $1,000,000,000.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
  PURSUANT TO THE PROVISIONS OF RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE SECURITIES REGISTERED PURSUANT TO THE REGISTRANT'S REGISTRATION STATEMENT NO. 33-50025 ON FORM S-3 DECLARED EFFECTIVE ON AUGUST 23, 1993. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-50025, AND SUCH POST-EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED OCTOBER 15, 1996

PROSPECTUS

                             MCDONALD'S CORPORATION

                                DEBT SECURITIES

  McDonald's Corporation (the "Company") intends to issue from time to time in one or more series its debt securities ("Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") with an aggregate initial public offering price or purchase price of up to $1,200,000,000, or the equivalent thereof in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Debt Securities of each series will be offered on terms to be determined at the time of sale. Debt Securities may be sold for U.S. dollars or for one or more foreign or composite currencies, and the principal of, premium, if any, and any interest on Debt Securities may be payable in U.S. dollars or in one or more foreign or composite currencies. Debt Securities of a series may be issuable as individual securities in registered form without coupons, or as one or more global securities in registered form. The specific designation and classification as Senior Debt Securities or Subordinated Debt Securities of the Company, aggregate principal (or, if principal payable is determined by reference to an index, face) amount, the currency in which the principal, premium, if any, and any interest are payable, the rate (or method of calculation) and the time and place of payment of any interest, authorized denominations, maturity, offering price, any redemption terms and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (a "Prospectus Supplement").

  The Debt Securities will be unsecured. Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated to all Senior Indebtedness of the Company (as hereinafter defined).

  The Debt Securities may be sold by the Company directly, through agents designated from time to time, through dealers or one or more underwriters, or through a syndicate of underwriters managed by one or more underwriters. If underwriters or agents are involved in any offering of Debt Securities, the names of the underwriters or agents will be set forth in the applicable Prospectus Supplement. If an underwriter, agent or dealer is involved in any offering of Debt Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the applicable Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of such Debt Securities less such discount, in the case of an offering through an underwriter, or the purchase price of such Debt Securities less such commission, in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of such Debt Securities. See "Plan of Distribution" for specific details.

                                 ------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
 BY  THE  SECURITIES  AND EXCHANGE  COMMISSION  OR  ANY
 STATE  SECURITIES COMMISSION  NOR  HAS THE  SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
  MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
  PROSPECTUS. ANY REPRESENTATION  TO THE CONTRARY IS A
  CRIMINAL OFFENSE.

                                 ------------

               The date of this Prospectus is             , 1996.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange and Chicago Stock Exchange. The Company is not required to, and will not, provide an annual report or any other periodic report to any holder of its debt securities unless specifically requested by such holder.

  The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Debt Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

  A Company franchisee provides food services exclusively to United States government personnel stationed at the United States naval station in Guantanamo Bay, Cuba. This statement is made pursuant to the disclosure requirements of Florida law and is accurate as of the date of this Prospectus. Investors may obtain current information by contacting the Florida Department of Banking and Finance, The Capitol, Tallahassee, Florida 32399-0350, telephone number (904) 488-9805.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission (File No. 1-5231) pursuant to the Exchange Act and are incorporated herein by reference and made a part of this Prospectus:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by the Company's Form 10-K/A Amendment No. 1 dated June 27, 1996;

  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1996; and

  (c) The Company's Current Reports on Form 8-K dated January 25, April 22, July 18, 1996 and October 7, 1996.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in the accompanying Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the documents described above, other than certain exhibits to such documents. Written or telephone requests should be directed to: McDonald's Shareholder Services, McDonald's Corporation, Kroc Drive, Oak Brook, Illinois 60521, (630) 575-7428.

                               ----------------

  References herein to "U.S. dollars", "dollars" or "$" are to the lawful currency of the United States of America.

                             MCDONALD'S CORPORATION

  McDonald's Corporation and its subsidiaries develop, operate, franchise and service a worldwide system of restaurants which prepare, assemble, package and sell a limited menu of value-priced foods. These restaurants are operated by the Company and its subsidiaries or, under the terms of franchise arrangements, by franchisees who are independent third parties, or by affiliates operating under joint-venture agreements between the Company or its subsidiaries and local businesspeople.

  McDonald's restaurants offer a substantially uniform menu consisting of hamburgers and cheeseburgers, including the Big Mac, Quarter Pounder with Cheese and Arch Deluxe sandwiches, the Filet Deluxe, Grilled Chicken Deluxe and Crispy Chicken Deluxe sandwiches, french fries, Chicken McNuggets, salads, milk shakes, sundaes and cones, pies, cookies and a limited number of soft drinks and other beverages. In addition, the restaurants sell a variety of products during limited promotional time periods. McDonald's restaurants operating in the United States are open during breakfast hours and offer a full breakfast menu including the Egg McMuffin and the Sausage McMuffin with Egg sandwiches, hotcakes and sausage; three varieties of biscuit sandwiches; Apple Bran muffins; and cereals. McDonald's restaurants in several countries around the world offer many of these same products as well as other products and limited breakfast menus. The Company tests new products on an ongoing basis.

  McDonald's restaurants are located in all fifty of the United States and the District of Columbia, and in many foreign locations, principally Japan, Canada, Germany, England, Australia and France. At June 30, 1996, there were 17,420 traditional restaurants worldwide, of which 10,524 were located in the United States and 6,896 in 93 other countries. An additional 542 traditional restaurants were under construction at June 30, 1996, including 389 outside the United States.

  At June 30, 1996, 66% of McDonald's traditional restaurants were operated by independent franchisees, 21% were operated by the Company and its subsidiaries and 13% were operated by affiliates (entities in which the Company and/or its subsidiaries have an equity interest of 50% or less and in which the remaining equity interest generally is owned by a local resident).

  The Company's principal executive offices are located at One McDonald's Plaza, Oak Brook, Illinois 60521, telephone: (630) 575-3000.

                                USE OF PROCEEDS

  Unless otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include refinancing of debt, capital expenditures such as the acquisition and development of McDonald's restaurants and the purchase of common stock of the Company under the Company's ongoing share repurchase program. Specific allocations of the proceeds for such purposes have not been made at this time.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                            SIX MONTHS
                                               ENDED
                                             JUNE 30,   YEAR ENDED DECEMBER 31,
                                            ----------- ------------------------
                                            1996  1995  1995 1994 1993 1992 1991
                                            ----- ----- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges.........  5.12  5.03 5.20 5.26 4.86 3.96 3.53

  The ratios of earnings to fixed charges shown above have been computed on a total enterprise basis. Earnings represent income before provision for income taxes and fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and discount or premium relating to any indebtedness, fixed charges related to redeemable preferred stock and such portion of rental charges (after reduction for related sublease income) considered to be representative of the interest component in the particular case.

                         DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  The Senior Debt Securities are to be issued under an Indenture (the "Senior Indenture"), to be entered into between the Company and First Union National Bank, as Trustee (the "Trustee"). The Subordinated Debt Securities are to be issued under a separate Indenture (the "Subordinated Indenture") to be entered into between the Company and the Trustee. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to as the "Indentures." Copies of the Senior Indenture and the Subordinated Indenture are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Senior Debt Securities, Subordinated Debt Securities and Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures applicable to a particular series of Debt Securities, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to, such Sections, Articles or defined terms are incorporated herein by reference, and the statements made herein are qualified in their entirety by such reference. Article and Section references used herein are references to the applicable Indenture. Except as otherwise indicated, the terms of the Senior Indenture and the Subordinated Indenture are identical. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Indentures to which they relate. As used under this caption, the term "Debt Securities" includes the debt securities being offered by this Prospectus and all other debt securities issued from time to time by the Company under the Indentures.

GENERAL

  The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series. The Debt Securities will be unsecured. Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities when issued will be unsubordinated obligations of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness for borrowed money of the Company. Certain unsecured obligations of the Company may, however, under certain circumstances, become secured by mortgages pursuant to negative pledge covenants applicable to such obligations while the Senior Debt Securities remain unsecured. The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Company, as described under "Subordination of Subordinated Debt Securities" and in the Prospectus Supplement applicable to an offering of Subordinated Debt Securities.

  Reference is made to the Prospectus Supplement related to the series of Debt Securities being offered thereby (the "Offered Debt Securities"), which sets forth whether the Offered Debt Securities shall be Senior Debt Securities or Subordinated Debt Securities, and further sets forth the following terms, where applicable: (i) the title of the Offered Debt Securities; (ii) the limit, if any, upon the aggregate principal amount of the Offered Debt Securities; (iii) the date or dates on which the principal and premium, if any, of the Offered Debt Securities is payable; (iv) the rate or rates or the method of determination thereof, at which the Offered Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the interest payment dates on which such interest will be payable; and, the record dates for the interest payable on such interest payment dates; (v) whether the Offered Debt Securities are to be issued as Original Issue Discount Securities (as defined below) and the amount of discount with which the Offered Debt Securities will be issued; (vi) the place or places where the principal of, and premium, if any, and any interest on the Offered Debt Securities will be payable; (vii) the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Debt Securities may be redeemed in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise; (viii) the obligation, if any, of the Company to redeem, purchase or repay the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder and the price or prices at which and the period or periods within which and the terms and conditions upon which the Offered Debt Securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (ix) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (x) if other than the principal amount, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture; (xi) any non-application of, addition to, or change in any of the Events of Default provided for with respect to the Offered Debt Securities and remedies with respect thereto; (xii) if the Offered Debt Securities are non-interest bearing, the "stated intervals"; (xiii) the currency or currencies in which payments on the Offered Debt Securities are payable; and (xiv) any other terms of the Offered Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section 2.02)

  If the principal of (and premium, if any) or any interest on the Offered Debt Securities is payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to the Offered Debt Securities and such currency will be described in the Prospectus Supplement relating thereto.

  One or more series of Offered Debt Securities may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Securities"). One or more series of Offered Debt Securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities. Federal income tax consequences and other special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

  Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on the Offered Debt Securities will be payable at the offices of the Trustee in New York, New York and Charlotte, North Carolina; provided, however, that payment of interest on Offered Debt Securities may be made at the option of the Company by check mailed to the Holders thereof. (Sections 2.02, 4.01 and 4.02) Unless otherwise provided in the applicable Prospectus Supplement, Offered Debt Securities may be transferred or exchanged at the office or agency maintained by the Company for such purpose, subject to the limitations provided in the applicable Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. (Section 2.06)

  All moneys paid by the Company to the Trustee or a paying agent for the payment of principal of (and premium, if any) or any interest on any Offered Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company on demand, and the Holder of such Offered Debt Security will thereafter look only to the Company for payment thereof. (Section 12.05)

GLOBAL SECURITIES

  If any Offered Debt Securities are issuable in temporary or permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Security may exchange such interests for definitive Offered Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and premium and interest on a permanent global Debt Security will be payable in the manner described in the applicable Prospectus Supplement. (Section 2.01)

LIMITATION ON LIENS COVENANT IN THE SENIOR INDENTURE

  The Senior Indenture contains the covenant described below which is applicable to the Company with respect to any and all series of Senior Debt Securities issued thereunder unless otherwise specified in the applicable Prospectus Supplement. Specific covenants, if any, peculiar to a particular series of Senior Debt Securities to be offered hereby will be described in the Prospectus Supplement relating thereto.

  Section 4.06 of the Senior Indenture requires that the Company will not, nor will it permit any Restricted Subsidiary (as hereinafter defined) to issue or assume any debt for money borrowed (hereinafter in this and the following three paragraphs referred to as "Debt") if such Debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances being hereinafter called "mortgage" or "mortgages") upon any Principal Property (as hereinafter defined) or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Senior Debt Securities, and at the Company's option any other indebtedness of the Company or any Restricted Subsidiary ranking equally with the Senior Debt Securities, shall be secured equally and ratably with such Debt. The foregoing restrictions shall not apply to Debt secured by (i) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) mortgages on property existing at the time of acquisition thereof and certain purchase money mortgages, (iii) mortgages securing Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary, (iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, (v) mortgages in favor of any country or any political subdivision of any country, or any instrumentality thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages, or (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (i) to
(v), inclusively. Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Senior Debt Securities, issue or assume secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 20% of the shareholders' equity of the Company and its consolidated subsidiaries as of the end of the preceding fiscal year. The transfer of a Principal Property to a subsidiary or any third party shall not be restricted. (Section 4.06)

  The term "Principal Property" means all real property owned by the Company or any Restricted Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors of the Company, is of material importance to the total business conducted by the Company and its consolidated affiliates as an entity. (Section 1.01)

  The term "Subsidiary" means any corporation or other Person of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly owns voting securities or other similar equity interests entitling the owners thereof to elect a majority of the directors or individuals holding similar positions in other Persons, either at all times or so long as there is no default or contingency which permits the owners of any other class or classes of securities or other interests to vote for the election of one or more directors or individuals holding similar positions in other Persons, but shall not include any corporation or other Person with respect to which the Company or any other Subsidiary has become entitled to elect a majority of the directors or individuals holding similar positions in other Persons solely due to a default or other contingency which is temporary in character and has had a continuous existence of less than one year. (Section 1.01)

  The term "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. (Section 1.01)

  The term "Restricted Subsidiary" means any Subsidiary (i) substantially all the property of which is located within the continental United States of America, (ii) which owns Principal Property and (iii) in which the Company's investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of U.S. $1,000,000,000 as shown on the books of the Company as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Restricted Subsidiary" shall not include any Subsidiary primarily engaged in financing activities, primarily engaged in the leasing of real property to persons other than the Company and its Subsidiaries, or which is characterized by the Company as a temporary investment. (Section 1.01)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

  Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

  The Subordinated Debt Securities will, to the extent and in the manner set forth in the Subordinated Indenture, be subordinate in right of payment to all indebtedness for borrowed money of the Company, whether now outstanding or hereafter incurred, which is not by its terms subordinate to other indebtedness of the Company (the "Senior Indebtedness"). As of June 30, 1996, the aggregate amount of the outstanding Senior Indebtedness of the Company was approximately $4.1 billion.

  In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or its property, and, except as otherwise provided in the Subordinated Indenture, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, all principal, premium, if any, and interest on the Senior Indebtedness will be paid in full before any payment is made by the Company on the Subordinated Debt Securities. In the event that pursuant to the terms of the Subordinated Indenture any Subordinated Debt Security of any series is declared due and payable because of the occurrence of an Event of Default, as provided in the Subordinated Indenture, and the previous sentence is not applicable, the Holders of the Subordinated Debt Securities of such series shall be entitled to payment from the Company only after the Senior Indebtedness outstanding at the time such Subordinated Debt Security so becomes due and payable because of such Event of Default shall first have been paid in full or such payment shall have been provided for. (Section 15.01.)

  The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities constitute Senior Indebtedness under the Subordinated Indenture.

  The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

EVENTS OF DEFAULT

  The Indentures define an Event of Default with respect to any series of Debt Securities as being any one of the following events: (a) default for 30 days in any payment of interest on such series; (b) default in any payment of principal of or premium, if any, on such series when due (and continuance of such default for a period of 10 days in the case of Subordinated Debt Securities); (c) default in the payment of any sinking fund payment when due (and continuance of such default for a period of 10 days in the case of Subordinated Debt Securities); (d) default for 60 days, after appropriate notice, in performance of any other covenants in the Indentures (other than the Section 4.06 covenant in the Senior Indenture and any other covenant included in the Indentures solely for the benefit of a series of Debt Securities other than that series), provided that such default shall not be an Event of Default if it cannot with due diligence be cured within such 60-day period due to causes beyond the control of the Company, unless the Company shall fail to proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity; (e) certain events of bankruptcy, insolvency or reorganization; or (f) default in the performance of a particular covenant applicable to that series after appropriate notice and opportunity to cure such default, if any. The Senior Indenture defines a default for 120 days after appropriate notice in the performance of the Section
4.06 covenant as an additional Event of Default with respect to the Senior Debt Securities. An Event of Default with respect to a particular series of Debt Securities issued under either of the Indentures does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default under clauses (a),
(b), (c) or (f) set forth above with respect to the Indentures shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of Debt Securities then Outstanding of such series may declare the entire principal (or, if the Debt Securities of such series are Original Issue Discount Securities, the portion of the principal amount specified in the terms of such series) of such series to be due and payable. In case an Event of Default under clauses (d) or
(e) set forth above with respect to the Indentures or with respect to Section
4.06 of the Senior Indenture shall occur and be continuing, the Trustee or Holders of not less than 25% in aggregate principal amount of all the Outstanding Debt Securities may declare the entire principal (or, if any Debt Securities are Original Issue Discount Securities, the portion of the principal amount specified in the terms thereof) of Outstanding Debt Securities of all series to be due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series (or of all the Outstanding Debt Securities, as the case may be), except in each case a failure to pay principal of, or premium, if any, or interest on such Debt Securities. (Section 6.01; Section 6.07)

  Each Indenture requires the Company to file with the Trustee an officers' certificate annually as to compliance with all conditions and covenants under the Indenture. (Section 4.05) Subject to the provisions of the Indentures relating to the duties of the Trustee, each Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of the Holders of the Debt Securities unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 6.04 and 7.01) Subject to such provisions for indemnification and certain other rights of the Trustee, each Indenture provides that the Holders of a majority (voting as one class) in principal amount of the Outstanding Debt Securities of each series affected will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 6.07)

MODIFICATION OF THE INDENTURES

  Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the Holders of the Debt Securities to (a) evidence the assumption by a successor corporation of the obligations of the Company, (b) add covenants for the protection of the Holders of the Debt Securities, (c) add or change any of the provisions of the Indenture to permit or facilitate the issuance of Debt Securities of any series in bearer or coupon form, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the form or terms of Debt Securities of any series as permitted by the terms of the Indenture and (f) evidence the acceptance of appointment by a successor trustee. (Section 10.01)

  Each Indenture contains provisions permitting the Company and the Trustee thereunder, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of each series affected by such supplemental indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of Debt Securities of each such series, provided that no such supplemental indenture shall, among other things (i) extend the fixed maturity of any Debt Security, or reduce the principal amount thereof (including in the case of a discounted Debt Security the amount payable upon acceleration of the maturity thereof), reduce the rate or extend the time of payment of interest thereon, or make the principal of, premium, if any, or interest, if any, thereon payable in any coin or currency other than that provided in the Debt Security, without the consent of the Holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of such Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture, without the consent of the Holder of each such Debt Security so affected. (Section 10.02)

DISCHARGE OF INDENTURES

  The Company, at its option, (a) will be discharged from any and all obligations in respect of such Debt Securities (except in each case for certain obligations to register the transfer or exchange of such Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold monies for payment in trust) or (b) need not comply with certain restrictive covenants of the Indentures (including that described under "Limitation on Liens Covenant in the Senior Indenture") and will not be limited by any restrictions with respect to merger, consolidation or sales of assets, in each case if the Company deposits with the Trustee, in trust, (x) money or
(y) U.S. Government Obligations or a combination of (x) and (y) which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest, if any, and premium, if any, on, such Debt Securities on the dates such payments are due in accordance with the terms of such series. (Section 12.02) In order to avail itself of either of the foregoing options, the Company must provide to the Trustee an opinion of counsel or a ruling from, or published by, the Internal Revenue Service, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 12.02) "U.S. Government Obligations" means generally (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof. (Section 1.01) In addition, the Company can also obtain a discharge under the Indentures with respect to all the Debt Securities of a series by depositing with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Debt Securities of such series provided that all of the Debt Securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year. No such opinion of counsel or ruling from the Internal Revenue Service is required with respect to a discharge pursuant to the immediately preceding sentence. In the event of any discharge of Debt Securities pursuant to the terms of the Indentures described above, the Holders of such Debt Securities will thereafter be able to look solely to such trust fund, and not to the Company, for payments of principal, premium, if any, and interest, if any. (Sections 12.01 and 12.02)

CONCERNING THE TRUSTEE

  The Company, its subsidiaries and affiliates maintain banking relationships (including the extension of credit) in the ordinary course of business with the Trustee. The Trustee is also trustee under other indentures of the Company under which certain of the Company's senior and subordinated Debt Securities have been issued.

                              PLAN OF DISTRIBUTION

  The Company may sell Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Debt Securities, including the names of any underwriters, the purchase price of such Debt Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation or agents' commission, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Debt Securities may be listed and any restrictions on the sale and delivery of Debt Securities in bearer form.

  If underwriters or dealers are used in the sale, Debt Securities will be acquired by such underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Debt Securities if any of such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Debt Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Debt Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  Any underwriters, dealers or agents participating in the distribution of Debt Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its subsidiaries or affiliates in the ordinary course of business.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase the Debt Securities being offered hereby from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal (or face) amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that (i) the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Debt Securities being offered hereby are being sold to underwriters, the Company shall have sold to such underwriters the total principal (or face) amount of such Debt Securities less the principal amount thereof covered by the Contracts.

                                 LEGAL MATTERS

  The legality of the Debt Securities offered hereby will be passed upon for the Company by Gloria Santona, Vice President, Associate General Counsel and Secretary of the Company. Ms. Santona is a full-time employee of the Company and owns shares of the Company's Common Stock directly and as a participant in various employee benefit plans. Ms. Santona also holds options to purchase shares of the Company's Common Stock.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth all expenses in connection with the issuance and distribution of the Debt Securities being registered. All the amounts are estimated, except the Securities and Exchange Commission Registration fee.

      Securities and Exchange Commission Registration fee............. $344,830
      Fees and expenses of accountants................................   55,000
      Fees and expenses of counsel....................................    5,000
      Blue Sky fees and expenses......................................   10,000
      Fees and expenses of Trustee and agents.........................   50,000
      Printing and Engraving expenses.................................  100,000
      Rating Agency fees..............................................  220,000
      Miscellaneous...................................................   15,170
                                                                       --------
        Total......................................................... $800,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law (the "GCL") provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the director or officer is found liable to the corporation (in which case a court may permit indemnity for such director or officer to the extent it deems proper).

  Article V of the Company's By-Laws provides that the Company shall indemnify and hold harmless each director and officer to the fullest extent permitted under the GCL, provided that the person seeking indemnification has met the applicable standard of conduct set forth in the By-Laws. Such indemnification could cover all expenses as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority by resolution to provide for other indemnification of directors and officers as it deems appropriate.

  The By-Laws further provide that the Company may maintain insurance at its expense to protect any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, the Company maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

ITEM 16. LIST OF EXHIBITS.

  1    Form of Underwriting Agreement.
  4(a) Form of Senior Debt Securities Indenture between McDonald's Corporation and First Union National Bank, as Trustee (including form of Senior
         Debt Security).
  4(b) Form of Subordinated Debt Securities Indenture between McDonald's
         Corporation and First Union National Bank, as Trustee (including form of Subordinated Debt Security).
  5    Opinion and consent of Gloria Santona, Vice President, Associate General
        Counsel and Secretary of the Company.
 12    Statement re computation of ratios of earnings to fixed charges.*
 23(a) Consent of Ernst & Young LLP, independent auditors.
 23(b) Consent of Gloria Santona, Vice President, Associate General Counsel and
        Secretary of the Company is included in Exhibit 5.
 24    Powers of Attorney (set forth on page II-4 of this Registration
        Statement).
 25    Statement of Eligibility and Qualification on Form T-1 of First Union
        National Bank, as Trustee.

--------
* Exhibit 12 above was previously filed as Exhibit 12 of the Company's Quarterly Report on Form 10-Q, dated June 30, 1996, and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE VILLAGE OF OAK BROOK, AND STATE OF ILLINOIS, ON THE 15TH DAY OF OCTOBER, 1996.

                                          McDONALD'S CORPORATION

                                                   /s/ Jack M. Greenberg
                                          By___________________________________
                                             Jack M. Greenberg Vice Chairman,
                                              Chairman--McDonald's U.S.A. and
                                                         Director

  Each person whose signature appears below constitutes and appoints Jack M. Greenberg, Michael L. Conley, Gloria Santona and Carleton D. Pearl, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Post-Effective Amendment has been signed below by the following persons in the capacities indicated and on the 15th day of October, 1996.

             SIGNATURE                                 TITLE
             ---------                                 -----
------------------------------------
          Hall Adams, Jr.             Director
------------------------------------
       Robert M. Beavers, Jr.         Senior Vice President, Zone Manager and
                                       Director
       /s/ James R. Cantalupo
------------------------------------
         James R. Cantalupo           President and Chief Executive Officer--
                                       McDonald's International and Director
------------------------------------
           Gordon C. Gray             Director
       /s/ Jack M. Greenberg
------------------------------------
         Jack M. Greenberg            Vice Chairman, Chairman--McDonald's
                                       U.S.A. and Director
------------------------------------
       Enrique Hernandez, Jr.         Director
        /s/ Donald R. Keough
------------------------------------
          Donald R. Keough            Director
        /s/ Donald G. Lubin
------------------------------------
          Donald G. Lubin             Director

             SIGNATURE                                 TITLE
             ---------                                 -----
       /s/ Andrew J. McKenna
------------------------------------
         Andrew J. McKenna            Director
       /s/ Michael R. Quinlan
------------------------------------
         Michael R. Quinlan           Chairman, Chief Executive Officer and
                                       Director
        /s/ Edward H. Rensi
------------------------------------
          Edward H. Rensi             President and Chief Executive Officer--
                                       McDonald's U.S.A. and Director
        /s/ Terry L. Savage
------------------------------------
          Terry L. Savage             Director
        /s/ Paul D. Schrage
------------------------------------
          Paul D. Schrage             Senior Executive Vice President, Chief
                                       Marketing Officer and Director
        /s/ Ballard F. Smith
------------------------------------
          Ballard F. Smith            Director
         /s/ Roger W. Stone
------------------------------------
           Roger W. Stone             Director
       /s/ Robert N. Thurston
------------------------------------
         Robert N. Thurston           Director
         /s/ Fred L. Turner
------------------------------------
           Fred L. Turner             Senior Chairman and Director
      /s/ B. Blair Vedder, Jr.
------------------------------------
        B. Blair Vedder, Jr.          Director
       /s/ Michael L. Conley
------------------------------------
         Michael L. Conley            Executive Vice President and Chief
                                       Financial Officer
      /s/ Christopher Pieszko
------------------------------------
        Christopher Pieszko           Vice President and Corporate Controller

                                 EXHIBIT INDEX

 EXHIBIT NO.                                                           PAGE NO.
 -----------                                                           --------
     1       Form of Underwriting Agreement. .......................      19
     4(a)    Form of Senior Debt Securities Indenture between
               McDonald's Corporation and First Union National Bank,
               as Trustee (includng form of Senior Debt Security). .      35
     4(b)    Form of Subordinated Debt Securities Indenture between
               McDonald's Corporation and First Union National Bank,
               as Trustee (including form of Subordinated Debt Secu-
               rity). ..............................................      81
     5       Opinion and consent of Gloria Santona, Vice President,
              Associate General Counsel and Secretary of the Compa-
              ny. ..................................................     129
    12       Statement re computation of ratios of earnings to fixed
              charges.* ............................................     130
    23(a)    Consent of Ernst & Young LLP, independent auditors.....
    23(b)    Consent of Gloria Santona, Vice President, Associate
              General Counsel and Secretary of the Company is in-
              cluded in Exhibit 5. .................................
    24       Powers of Attorney (set forth on page II-4 of this Reg-
              istration Statement). ................................
    25       Statement of Eligibility and Qualification on Form T-1
              of First Union National Bank, as Trustee. ............     131

--------
* Exhibit 12 above was previously filed as Exhibit 12 of the Company's Quarterly Report on Form 10-Q, dated June 30, 1996, and is incorporated herein by reference.